Exhibit 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (the "Agreement"), effective as of April 30, 2001, by and between Skintek Labs, Inc., a Delaware corporation ("SKNT"), Performance Brands, Inc., a Florida corporation, which was a wholly-owned subsidiary of SKNT ("PBI") and Stacy Kaufman, who was SKNT’s president and sole director ("Kaufman").

WHEREAS, SKNT and Kaufman desire to enter into this Agreement whereby SKNT shall sell and transfer and Kaufman shall acquire all of the issued and outstanding PBI shares; and

WHEREAS, Kaufman desires to own operate PBI as a privately-owned company and SKNT desires to divest itself of the business and operations of PBI and be relieved of obligations under Kaufman’s 1999 Employment Agreement as provided hereunder;

NOW THEREFOR, the parties agree as follows:

ARTICLE 1 EFFECTIVE DATE

As used herein, "Effective Date" shall mean the date first set forth above, or such other or later date as may be mutually agreed upon in writing between SKNT, PBI and Kaufman, SKNT shall transfer to Kaufman all shares of capital stock of PBI owned by SKNT. Further, Kaufman shall waive any and all rights he has or had under a 1999 Employment Agreement and rights to vested options to purchase 1 million shares and unvested rights to purchase an additional 1.5 million shares of SKNT under the 1999 Employment Agreement.

ARTICLE 2 SHARE TRANSFER

Subject to the terms and conditions herein set forth:

(a) Transfer of all Outstanding PBI Stock: Subject to the terms and conditions stated herein, on the Effective Date, SKNT shall assign, convey, endorse, transfer and deliver to Kaufman all of the issued and outstanding shares of PBI owned by SKNT, which prior to this Agreement was a wholly-owned subsidiary of SKNT in consideration for the waiver by Kaufman of any and all rights that Kaufman has or had under the 1999 Employment Agreement.

(b) Waiver and Cancellation of Options: SKNT under the 1999 Employment Agreement, granted Kaufman options to purchase 2.5 million SKNT shares at $.50 per share, which options vested based upon certain levels of accumulated revenues in increments of 500,000 shares. Options to purchase 1 million SKNT shares had already vested based upon SKNT achieving such initial two levels of accumulated revenues.

(c) Resignation of Kaufman: Pursuant to the negotiation and as further consideration for execution and delivery of this Agreement, Kaufman has elected Marc Baker to the board of directors of SKNT and has tendered his resignation as an officer and director of SKNT. The parties agree that Kaufman shall retain ownership of all SKNT shares issued and outstanding in Kaufman’s name.

(d) Delivery of PBI Books and Records: Immediately upon the earlier of the Effective Date or the resignation of Kaufman as an officer and director of SKNT, SKNT shall deliver copies of all books and records of PBI to Kaufman so that Kaufman may continue to operate the business of PBI. SKNT shall deliver to Kaufman such other documents and records as Kaufman may reasonably request, and Kaufman undertakes to cooperate with the independent public accountants of SKNT and with SKNT’s new management in order to assist SKNT to continue as a reporting company under the Exchange Act. Neither party shall unreasonably withhold any request for necessary information requested hereunder.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

(a) Validly Issued Shares: The PBI Shares being transferred to Kaufman by SKNT upon the execution and delivery of this Agreement have been duly and validly issued PBI Shares. To the best of SKNT’s knowledge, there are no other PBI Shares issued or outstanding.

(b) Cancellation of Options: On the Effective Date, Kaufman waives all rights to options, both vested and unvested, to purchase SKNT Shares under his 1999 Employment Agreement and all other rights, if any, that exist or may exist under the 1999 Employment Agreement.

(c) Title and Authority: At the Effective Date each party shall have, and at all times prior to the Effective Date shall be in good standing, power to enter into this Agreement, have authority to enter into this Agreement and related transactions and the Agreement shall be effective

(d) No Conflict or Default: Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term condition of provisions of the articles of incorporation or bylaws of SKNT or PBI, or of any agreement, deed, contract, obligation or instrument to which either is a party or by which they may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to the PBI Shares, or give to others any interest or rights.

ARTICLE 4 INVESTMENT REPRESENTATIONS

Each Party represents, warrants and agrees that:

(a) Each party acknowledges being informed that the PBI Shares being transferred to Kaufman under this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities law;

(b) Each party has examined this Agreement and has been given access to all underlying documents related to this transaction, and each party is satisfied that it has received such information as he or it deems necessary or appropriate as a prudent and knowledgeable person to verify the accuracy of such information and to evaluate the merits and risks of entering into this Agreement;

(c) Each party realizes that neither the Securities and Exchange Commission nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement but that a Schedule 14C Information Statement shall be prepared and filed with the SEC relating to the transactions contemplated by this Agreement and the related transactions;

(d) At the time of this Agreement, all parties have reviewed the economic consequences of this Agreement with their respective attorneys, accountants and/or other financial advisors, was afforded access to the books and records of all parties to this Agreement and was fully familiar with the financial affairs of the parties hereto.

ARTICLE 5 ON ASSIGNABILITY

This Agreement shall not be assigned by any party.

ARTICLE 6 AMENDMENT

This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

ARTICLE 7 SURVIVAL

All covenants, agreements, representations, and warranties made herein and in any certificates delivered at the Effective Date, or pursuant thereto, shall be deemed to be material and to have been relied upon by the other parties hereto, notwithstanding any investigation heretofore or hereafter made or omitted by any such other party or on its behalf, and shall survive the Effective Date hereunder.

ARTICLE 8 NOTICES

All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed, first class, postage prepaid, as herein provided:

If to SKNT, then to:
Marc Baker
2700 North 29th Avenue, Suite 305
Hollywood, FL 33020

If to PBI or Kaufman, then to:
Stacy Kaufman
959 Shotgun Road
Sunrise, FL 33326

ARTICLE 9 BINDING ON SUCCESSORS

All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective employees, agents, officers, directors, successors, and legal representatives.

ARTICLE 10 TITLES

The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

ARTICLE 11 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document. A facsimile signature shall be treated as an original.

ARTICLE 12 SEVERABILITY

The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

ARTICLE 13 GOVERNING LAW

This Agreement shall be governed by and interpreted and constructed in accordance with the laws of the State of Florida and Venue shall be proper in Palm Beach County, Florida.

ARTICLE 14 EXPENSES

Each party shall each bear their own costs, expenses, and attorneys' fees in conjunction with or related to this Agreement.

ARTICLE 15 ARBITRATION

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between SKNT, PBI and Kaufman (including for purposes of arbitration, employees, controlling persons, affiliates, professional advisors, accountants, attorneys, or agents of SKNT or PBI), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or state securities laws, banking statutes, consumer protection statutes, Federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law, claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for arbitration and any action herein shall lie in and for the 15th Judicial Circuit, Palm Beach County, Florida.

SIGNATURE PAGE

 Dated this 30th day of April, 2001.

 SKINTEK LABS, INC.

By: /s/ Marc L. Baker, President
Marc L. Baker, President

PERFORMANCE BRANDS, INC.

By: /s/ Stacy Kaufman, President
Stacy Kaufman, President

and

By: /s/ Stacy Kaufman, Individually
Stacy Kaufman